Exhibit 10.2
AMENDMENT TO NOTE AND SECURITY AGREEMENT

This Amendment of Note and Security Agreement (“Amendment”) is entered into as of February 23, 2015 (“Effective Date”), is by and among RJ CREDIT LLC, a Delaware limited liability company (“Lender”), and PEDEVCO CORP. a company organized and existing under the State of Texas (“Borrower”), collectively referred to hereinafter as the “Parties.”

RECITALS

A.           By that certain Note and Security Agreement, dated as of April 10, 2014 (as amended, modified, supplemented or restated from time to time, the “Agreement”), RJ RESOURCES CORP., a Delaware corporation, borrowed funds from RJ CREDIT LLC (“Lender”) to provide financing for the working capital needs of RJ Resources Corp. as the “Borrower” thereunder, not to exceed $10,000,000 as the maximum aggregate principal amount outstanding at any time. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

B.           By the Assumption and Consent Agreement, dated February 23, 2015, Borrower was assigned and assumed all of the rights and obligations of RJ Resources Corp. under the Agreement.

C.           By this Amendment, the Parties desire to amend the Agreement in the manner contemplated in a Letter of Intent between Red Hawk Petroleum, LLC (a subsidiary of Borrower) and Golden Globe Energy (US) LLC, dated January 21, 2015.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.           Termination Date.  The “Termination Date”, as defined in Section 1(a) of the Agreement and used throughout the Agreement, is hereby amended, revised and changed to December 31, 2017.

2.           No Obligation of Lender.  The following sentence is hereby added to the end of Section 1(a) of the Agreement:

“As of February 15, 2015, the aggregate principal balance outstanding on the Loan equals $8,353,496.34. The Lender is not obligated or required to make any further Advances to the Borrower under the terms of this Agreement.”

3.           Per Annum Interest Rate.  Section 1(e) of the Agreement is hereby deleted in its entirety and replaced with the following Section 1(e):

“The principal amount of each Advance shall bear interest at the per annum rate of twelve percent (12%) on an actual/360 day basis, which shall be paid monthly in cash.  Following the occurrence and during the continuance of an Event of Default (as defined in Section 8), the per annum interest rate on each Advance shall be increased to twenty-four percent (24%) per annum.”

4.           Subordination.  The following new Section 1(h) is hereby added to the Agreement and is stated as follows:

“The Loan is subordinate and subject to the terms and conditions of those certain promissory notes issued by Borrower in favor of BRe BCLIC Primary, BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJC Credit LLC (‘RJC’), as investors, and BAM Administrative Services LLC, as agent for the investors, and any related collateral documents (the “PEDEVCO Loan”), as well as any future secured indebtedness of Borrower from a lender with an aggregate principal amount of at least $20,000,000.00 (“Future PEDEVCO Loan”).

Should Borrower repay the PEDEVCO Loan and replace such indebtedness with a Future PEDEVCO Loan, and, upon the reasonable request of such senior lender, Lender agrees to amend this Agreement to adjust the frequency of payments as set forth in Section 1(c) above (or to eliminate such payments and replace the same with the accrued interest to be paid at maturity) accordingly.”

5.           This Amendment and the obligations and benefits in it are binding upon the heirs, personal representatives, successors and assigns of the Parties.

6.           Upon the effectiveness of this Amendment, each reference in the Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Agreement as modified or amended hereby.

7.           All remaining provisions of the Agreement remain effective, and are hereby ratified by the Parties, with the following exceptions:

a.
Only the following representations and warranties under Section 6 of the Agreement are being made by PEDEVCO Corp. as the “Borrower” under this Amendment:  Section 6(a) (replacing “Delaware” with “Texas”), Section 6(b), Section 6(d), Section 6(e), Section 6(g), Section 6(h), Section 6(j), Section 6(k), and Section 6(l).

b.	Reference to “Deloitte LLP” in Section 7(a)(vi)(A) shall be replaced by “GBH CPAs, PC.”

c.	Section 7(b) is deleted in its entirety.

d.	Reference to “Guarantee” in Section 14(g) is deleted.

e.	Section 10 shall be revised to provide Borrower’s address as follows: “PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506, Attn: Chief Executive Officer and General Counsel.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date set forth above.

PEDEVCO CORP.

By: /s/Michael Peterson
Michael Peterson
President

RJ CREDIT LLC

By: /s/Ezra Beren
Ezra Beren
Authorized Signatory